Exhibit 10.4

Packaging Holdings Inc

c/o Burns Philp & Company Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000
Australia

July 25, 2007

United Steelworkers

Five Gateway Center

Pittsburgh, PA 15222

RE:         Termination of ESOP and Related Contractual Provisions, Including USW
Representation On Board of Directors of Blue Ridge Paper Products, Inc.

Ladies and Gentlemen:

This letter is to confirm our understanding and agreement on the consequences which will result in the event that Blue Ridge Paper Products, Inc. (“Blue Ridge”) is acquired (the “Acquisition”) either directly or indirectly, including through a merger with Packaging Holdings Inc., by Rank Group Limited.  We have previously agreed, in paragraph 8 of the letter agreement dated June 13, 2007, that the Acquisition will result in the termination of the Employee Stock Ownership Plan (“ESOP”) previously created pursuant to Article XXXI and Appendix C of the current collective bargaining agreement between Blue Ridge and the USW.  This letter is to confirm that (a) the termination of the ESOP will result in the automatic termination of the provisions of Articles XXXI thru XXXV of the Master Agreement, including but not limited to cessation of the United Steelworker’s (“USW”) representation on the board of directors of Blue Ridge pursuant to Article XXXI; and (b) Articles XXXI thru XXXV will be deleted from the Master Agreement and of no further force or effect as of the effective date of the Acquisition.

Please confirm our understanding and agreement by your signature below on behalf of the USW.  This letter agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein is intended to or shall confer upon any other person or entity, any right, benefit or remedy of any nature whatsoever, under or by reason of this letter agreement.

Sincerely,

/s/ THOMAS J. DEGNAN
Thomas J. Degnan

Agree To and Confirmed on behalf of
the United Steelworkers

/s/ STAN JOHNSON
Name:	Stan Johnson
Title:	Authorized Representative of the United Steelworkers
Director, USW District 9